UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 12, 2015

PERRIGO COMPANY PLC
(Exact name of registrant as specified in its charter)

Commission file number 001-36353

Ireland	Not Applicable
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)
Treasury Building, Lower Grand Canal Street, Dublin 2, Ireland	Not Applicable
(Address of principal executive offices)	(Zip Code)
+353 1 7094000
(Registrant's telephone number, including area code)
Not Applicable
(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
(e)
Amendment to Employment Agreement with Joseph C. Papa
On November 12, 2015, Perrigo Company plc (the "Company") amended the employment agreement with its Chief Executive Officer, Joseph C. Papa in order to more closely conform his employment agreement to the terms of the Company's amended and restated change in control severance policy for U.S. employees.  Accordingly, the amendment modifies Mr. Papa's employment agreement as follows:
•	In the event of change in control, the term of the employment agreement would be automatically extended until the second anniversary thereof;
•
Following a change in control, the term "cause" means (i) Mr. Papa is convicted of a felony, (ii) a breach of any material duty or obligation imposed upon Mr. Papa by the Company that results in material, demonstrable harm to the Company, or (iii) Mr. Papa divulges the Company's confidential information or breaches or causes the breach of any confidentiality agreement;

•
The term "good reason" was modified to include (i) a material diminution in base salary or incentive compensation and (ii) failure to appoint Mr. Papa as the chief executive officer of the ultimate parent entity following a transaction in which Perrigo's ordinary shares cease to be publicly traded;

•
In the event of a qualifying termination of employment within two years following a change in control event (within the meaning of Section 409A of the Internal Revenue Code), (i) Mr. Papa's cash severance will be paid in a lump sum (rather than installments) and (ii) Mr. Papa will be entitled to the payment of health insurance premiums under COBRA for 18 months, followed by a cash payment equal to the cost of such premiums for another six months, provided that all such premium payments will cease if Mr. Papa becomes entitled to receive health insurance coverage under another employer-provided plan;

•
In the event that any payments under the employment agreement are subject to Section 280G of the Internal Revenue Code, such payments will be reduced to the extent it would result in a greater after-tax benefit to Mr. Papa;

•	Certain covenants concerning competition and solicitation of customer and employees will not apply following a termination of employment without cause or in connection with a change in control; and
•
Following a change in control, Mr. Papa will be entitled to reimbursement of any legal fees he incurs in seeking to enforce any right or benefit under the employment agreement (other than claims determined to be frivolous or not brought in good faith).

The foregoing summary of the amendment to the employment agreement with Mr. Papa does not purport to be complete and is qualified in its entirety by reference to the full text of the amendment, which is included as Exhibit 10.1 hereto.

 Amendment and Restatement of the Change in Control Severance Policy
On November 12, 2015, the Company amended and restated its broad-based change in control severance policy for U.S. employees to include its executive officers (other than Mr. Papa) as participants and reflect certain protections and clarifications.  Under the amended and restated change in control severance policy, upon a qualifying termination of employment within two years following a change in control, subject to the execution of a release of claims, the Company's named executive officers (other than Mr. Papa) would be entitled to the following compensation and benefits:
•	a lump sum severance payment equal to the product of (i) two multiplied by (ii) the sum of the applicable named executive officer's base salary and target bonus opportunity;
•	a prorated annual bonus for the year of termination, determined based on actual performance;
•
payment of health insurance premiums under COBRA for 18 months, followed by a cash payment equal to the cost of such premiums for another six months, provided that all such premium payments will cease if the executive officer becomes entitled to receive health insurance coverage under another employer-provided plan; and

•	career transition assistance for two years.
In the event that any payments under the policy are subject to Section 280G of the Internal Revenue Code, such payments will be reduced to the extent it would result in a greater after-tax benefit to the participant.  In addition, the participants will be entitled to reimbursement of any legal fees they incur in seeking to enforce any right or benefit under the policy (other than claims determined to be frivolous or not brought in good faith).

The foregoing summary of the change in control severance policy for U.S. employees does not purport to be complete and is qualified in its entirety by reference to the full text of the policy, which is included as Exhibit 10.2 hereto.

Amendment and Restatement of the Severance Policy
On November 12, 2015, the Company amended its broad-based severance policy for U.S. employees, which applies to terminations of employment not in connection with a change in control, to include certain protections and clarifications.  Under the amended and restated severance policy, upon a qualifying termination of employment not within two years following a change in control, subject to the execution of a release of claims, the Company's named executive officers (other than Mr. Papa) would be entitled to the following compensation and benefits:
•	a lump sum severance payment equal to 52 weeks of the applicable named executive officer's base salary, payable in installments;
•	a prorated annual bonus for the year of termination, determined based on actual performance;
•
payment of health insurance premiums under COBRA for 12 months, provided that all such premium payments will cease if the executive officer becomes entitled to receive health insurance coverage under another employer-provided plan; and

•	career transition assistance for one year.
The foregoing severance compensation and benefits are substantially the same as those that applied prior to the amendment of the policy.

In the event that any payments under the policy are subject to Section 280G of the Internal Revenue Code, such payments will be reduced to the extent it would result in a greater after-tax benefit to the participant.  In addition, following a change in control, the participants will be entitled to reimbursement of any legal fees they incur in seeking to enforce any right or benefit under the policy (other than claims determined to be frivolous or not brought in good faith).

The foregoing summary of the severance policy for U.S. employees does not purport to be complete and is qualified in its entirety by reference to the full text of the policy, which is included as Exhibit 10.3 hereto.

Amendments to Performance-Based Restricted Stock Unit Awards

On November 12, 2015, the Board of Directors of the Company (the "Board"), upon recommendation of the Remuneration Committee of the Board, approved amendments to the performance-based restricted stock unit ("PRSU") awards related to the 2013, 2014 and 2015 PRSU awards (the "Amendments") granted under the Company's 2013 Long-Term Incentive Plan to U.S. participants.  The Amendments clarify the calculation of vesting upon a change in control of the Company.

The Board also approved amendments to the performance measurement periods for PRSU awards related to the 2013 and 2014 PRSU awards granted to non-U.S. participants under the Company's 2013 Long-Term Incentive Plan.  The Amendments change the remaining performance measurement periods on each of the 2013 and 2014 grants to align with the next two financial reporting periods of the Company under its previously disclosed change in fiscal year end from the Saturday ending on or about June 30 to December 31. As amended, the performance measurement periods are as follows:

2013 Grants	Original Measurement Periods	As Amended
Year One	June 30, 2013 – June 28, 2014	June 30, 2013 – June 28, 2014
Year Two	June 29, 2014 – June 27, 2015	June 29, 2014 – June 27, 2015
Year Three	June 28, 2015 – June 25, 2016	June 28, 2015 – December 31, 2015

2014 Grants
Year One	June 29, 2014 – June 27, 2015	June 29, 2014 – June 27, 2015
Year Two	June 28, 2015 – June 25, 2016	June 28, 2015 – December 31, 2015
Year Three	June 26, 2016 – July 1, 2017	January 1, 2016 – December 31, 2016
The Amendments retain the original service requirement, such that the recipients must remain employed with the Company through the original vesting dates of the applicable grants.
Forms of the Amendments are included as Exhibit 10.4 hereto and are incorporated herein by reference.

Item 7.01 Regulation FD Disclosure

On November, 13, 2015, the Company issued a press release in connection with the lapsing of Mylan N.V.'s unsolicited exchange offer for all of the Company's outstanding shares, which is attached as Exhibit 99.1.

The information in Item 7.01 of this Current Report and the press release included as Exhibit 99.1 are being furnished and shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section, and shall not be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing.

Item 8.01 Other Events

On November 13, 2015, Mylan N.V.'s unsolicited exchange offer for all of the Company's outstanding shares lapsed.

Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.

Exhibit	Description

10.1	Amendment No. 1, dated as of November 12, 2015, to the Employment Agreement, dated as of September 8, 2006, by and between Perrigo Company and Joseph C. Papa.
10.2	Perrigo Company Change in Control Severance Policy for U.S. Employees, as amended and restated effective November 12, 2015.
10.3	Perrigo Company U.S. Severance Policy, as amended and restated effective November 12, 2015.
99.1	Press release issued by Perrigo Company plc on November 13, 2015.

Signature

Pursuant to the requirement of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PERRIGO COMPANY PLC
(Registrant)

	By:	/s/ Todd W. Kingma
Dated: November 13, 2015		Todd W. Kingma
Executive Vice President, General Counsel and Secretary

Exhibit Index

Exhibit	Description

10.1	Amendment No. 1, dated as of November 12, 2015, to the Employment Agreement, dated as of September 8, 2006, by and between Perrigo Company and Joseph C. Papa.
10.2	Perrigo Company Change in Control Severance Policy for U.S. Employees, as amended and restated effective November 12, 2015.
10.3	Perrigo Company U.S. Severance Policy, as amended and restated effective November 12, 2015.
99.1	Press release issued by Perrigo Company plc on November 13, 2015.